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                                                                    EXHIBIT 11.1

                      WALDEN RESIDENTIAL PROPERTIES, INC.
              COMPUTATION OF NET INCOME PER SHARE (As Restated)(1)
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                      Three Months Ended          Six Months Ended
                                                            June 30,                  June 30,
                                                      --------------------      ---------------------
                                                        1997        1996          1997         1996
                                                      --------    --------      --------    ---------
Income before extraordinary item and income
allocated to minority interests....................   $  5,685    $  5,117      $ 12,420    $   8,637
Extraordinary loss on debt extinguishment .........         --         (96)           --         (584)
                                                      --------    --------      --------    ---------
Income before minority interests ..................      5,685       5,021        12,420        8,053
Income allocated to minority interests ............       (395)       (471)         (800)        (942)
                                                      --------    --------      --------    ---------
Net income ........................................      5,290       4,550        11,620        7,111
Preferred distributions ...........................     (3,311)       (342)       (6,623)        (342)
                                                      --------    --------      --------    ---------
Net income available to common stockholders .......   $  1,979    $  4,208      $  4,997    $   6,769
                                                      ========    ========      ========    =========

Income per share -- Primary:
     Before extraordinary item, less preferred
       distributions and income allocated to
       minority interests ........................    $    .11    $    .31      $    .29    $     .52
     Extraordinary loss on debt extinguishment ....         --        (.01)           --         (.04)
                                                      --------    --------      --------    ---------
     Net income available to common
       stockholders ...............................   $    .11    $    .30      $    .29    $     .48
                                                      ========    ========      ========    =========

Income per share -- Additional Primary(2):
     Before extraordinary item, less preferred
       distributions and income allocated to
       minority interests .........................   $    .11    $    .31      $    .29    $     .52
     Extraordinary loss on debt extinguishment ....         --        (.01)           --         (.04)
                                                      --------    --------      --------    ---------
     Net income available to common
       stockholders ...............................   $    .11    $    .30      $    .29    $     .48
                                                      ========    ========      ========    =========

Income per share -- Fully diluted(2):
     Before extraordinary item, less preferred
       distributions and income allocated to
       minority interests .........................   $    .11    $    .31      $    .29    $     .52
     Extraordinary loss on debt extinguishment ....         --        (.01)           --         (.04)
                                                      --------    --------      --------    ---------
     Net income available to common
       stockholders ...............................   $    .11    $    .30      $    .29    $     .48
                                                      ========    ========      ========    =========

Weighted average number of shares outstanding:
     Primary ......................................     17,502      14,151        17,329       14,179
     Dilutive effect of outstanding options .......        121          52           164           60
                                                      --------    --------      --------    ---------
     Additional Primary(2) ........................     17,623      14,203        17,493       14,239
     Fully dilutive effect of outstanding options..         80          --            39           --
                                                      --------    --------      --------    ---------
     Fully diluted(2) .............................     17,703      14,203        17,537       14,239
                                                      ========    ========      ========    =========


(1) Fully diluted net income per share does not include the minority interest securities and convertible preferred stock because they are anti-dilutive.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent.